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                                                                    Exhibit 4.2
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COMMON STOCK                                                        COMMON STOCK

                                ASK JEEVES, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFICATE IS TRANSFERABLE IN                           CUSIP 045174 10 9
   NEW YORK, N.Y. OR BOSTON, MA                                SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS




           FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK,
                         PAR VALUE $0.001 PER SHARE, OF

                                ASK JEEVES, INC.

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of said Corporation and the facsimile signatures of its duly authorized officers.



Dated:



/s/ AMY SLATER                  [SEAL]                  /s/ ROBERT W. WRUBEL
SECRETARY                                          PRESIDENT AND CHIEF EXECUTIVE
                                                               OFFICER